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                                                                     Exhibit 5.1


February 12, 2004

Montpelier Re Holdings Ltd.
Mintflower Place
8 Par-La-Ville Road
Hamilton  HM 08
Bermuda

Re:  Montpelier Re Holdings Ltd. (the "Company")

Ladies and Gentlemen:

We have acted as special legal counsel in Bermuda to the Company in connection with the filing by the Company of a registration statement on Form S-3 with the United States Securities and Exchange Commission (the "Commission") on February 12, 2004 (the "Registration Statement," which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the shelf registration under the U.S. Securities Act of 1933, as amended (the "Securities Act"), of the Company's common shares (the "Common Shares"), preference shares (the "Preference Shares"), senior and subordinated debt securities (collectively, the "Debt Securities"), depositary receipts to be issued by a depositary to be selected in respect of Common Shares and Preference Shares, warrants to purchase Common Shares or Preference Shares or Debt Securities (the "Warrants"), purchase contracts ("Contracts"), purchase units ("Units") of the Company (collectively the Common Shares, Preference Shares, Debt Securities, Warrants, Contracts and Units are the "Securities"), guarantees of MRH Capital Trust I's and MRH Capital Trust II's preferred securities (the "Guarantees") and certain selling shareholders' (as described in the prospectus attached to the Registration Statement, the "Selling Shareholders") Common Shares.

For the purposes of giving this opinion, we have examined an electronic copy of the Registration Statement (excluding the exhibits and the documents incorporated by reference therein).

We have also reviewed and have relied upon the memorandum of association and the bye-laws of the Company, each certified by the Secretary of the Company on February 12, 2004 (the "Constitutional Documents"), copies of unanimous written resolutions of the Board of Directors of the Company adopted on November 21, 2003, certified by the Secretary of the Company on February 12, 2004 (the "Resolutions"), correspondence on behalf of the Company with the Bermuda Monetary Authority (the "BMA") whereby the BMA has granted certain permissions, inter alia, for the issue (and subsequent transfer) of the Securities (subject to conditions expressed in such correspondence) (the "BMA Consent"), and such other documents and made such enquires as to questions of law as we have deemed necessary in order to render the opinion set forth below.


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Letter to Montpelier Re Holdings Ltd.
February 12, 2004
Page 2


We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that the Company will issue the Securities and the Guarantees in furtherance of its objects as set out in its memorandum of association, (e) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (f) that the Constitutional Documents and the Resolutions remain in full force and effect and have not been, and will not be, rescinded or amended, (g) that the issue by the Company of any Securities or Guarantees will be made in accordance with the parameters established by the Company's Board of Directors pursuant to the Resolutions in a manner complying with the Constitutional Documents, (h) that the Company will receive money or money's worth for each Common Share and for each Preference Share when issued of not less than the par value thereof, (i) that the Company will have sufficient authorised capital to effect the issue of each Common Share and each Preference Share at the time of issuance, either as a principal issue, or on the conversion, exchange or exercise of a Warrant, a Contract or a Unit, (j) that the Company will comply, to the extent applicable, with the requirements of Part III of the Companies Act 1981, as amended ("Prospectuses and Public Offers"), and (k) that at the time of issue of any Securities the BMA Consent will not have been revoked or amended.

"Non-assessability" is not a legal concept under Bermuda law, but when we describe the Common Shares and Preference Shares as being "non-assessable" herein we mean, subject to any contrary provision in any agreement between the Company and any one of its members holding any of the Common Shares and Preference Shares (but only with respect to such member), that no further sums are payable with respect to the issue of such shares and no member shall be bound by an alteration in the Constitutional Documents after the date upon which it became a member if and so far as the alteration requires such member to take or subscribe for additional Common Shares or Preference Shares or in any way increases its liability to contribute to the share capital of, or otherwise pay money to, the Company.

Upon the issuance of any of the Securities described in opinion paragraph 3 below, the Company's obligations thereunder and under any indenture relating thereto (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors, (b) will be subject to statutory limitation of the time within which proceedings may be brought, (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available, and (d) may not be given effect to by a Bermuda court if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages. Notwithstanding any contractual submission to the jurisdiction of specific courts, a Bermuda court has inherent discretion to stay or allow proceedings in the Bermuda courts.

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Letter to Montpelier Re Holdings Ltd.
February 12, 2004
Page 3


We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for your benefit and is not to be relied upon by any other person, firm or entity or in respect of any matter other than the offering of the Securities by the Company and the Selling Shareholders, as described in the Registration Statement.

On the basis of and subject to the foregoing, we are of the opinion that:

1. The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2. The Common Shares and the Preference Shares have been duly authorized for issuance by the Company as contemplated by the Registration Statement and upon the issuance and delivery of Common Shares or Preference Shares by the Company and the payment therefor in accordance with the terms of issuance of such Common Shares or Preference Shares in the amount at least equal to the par value of such shares, such shares will be validly issued and will be fully paid and non-assessable.

3. Each of the Debt Securities, the Warrants, the Contracts, the Units and the Guarantees have been duly authorised for issuance by the Company.

4. The statements in the Prospectus included in the Registration Statement under the captions "Description of Share Capital," "Material Tax Considerations" and "Enforcement of Civil Liabilities Under United States Federal Securities Laws and Other Matters," insofar as they purport to describe the provisions of the laws of Bermuda referred to therein, are accurate and correct in all material respects.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our Firm under the captions "Material Tax Considerations," "Enforcement of Civil Liabilities Under United States Federal Securities Laws and Other Matters" and "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman